Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, William J. Lyons, Chief Financial Officer (principal financial officer) of CONSOL Energy Inc. (the “Registrant”), certifies that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2005, of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 3, 2005

/s/ W. J. LYONS
W. J. Lyons
Executive Vice President and Chief Financial Officer